As filed with the Securities and Exchange Commission on June 29, 2001
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           NEXELL THERAPEUTICS INC.
            (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                       06-1192468
(State or other jurisdiction                        (I.R.S. Employer
   of incorporation or                           Identification Number)
     organization)

                                   9 Parker
                           Irvine, California 92618
         (Address of Principal Executive Offices, including Zip Code)

                           NEXELL THERAPEUTICS INC.
              1997 INCENTIVE AND NON-INCENTIVE STOCK OPTION PLAN

                           (Full Title of the Plan)

                           WILLIAM A. ALBRIGHT, JR.
   CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                           NEXELL THERAPEUTICS INC.
                                   9 PARKER
                           IRVINE, CALIFORNIA 92618
                    (Name and Address of Agent For Service)

                                (949) 470-6485
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:

                             WILLIAM M. ROSS, ESQ.
                                BRYAN CAVE LLP
                            120 BROADWAY, SUITE 300
                          SANTA MONICA, CA 90401-2305
                                (310) 576-2100

================================================================================

                        CALCULATION OF REGISTRATION FEE

      TITLE OF SECURITIES             AMOUNT TO BE       PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
       TO BE REGISTERED              REGISTERED (1)     OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
                                                            SHARE (2)               PRICE (2)                FEE
common stock, par value $.001            950,000              $2.305                $2,189,750               $548
 per share ("Common Stock") (3)

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) These shares are offered under the Registrant's 1997 Incentive and Non-Incentive Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 950,000 shares subject to options that have not yet been granted is calculated based upon the average of the high and low selling prices per share of the Common Stock on June 25, 2001, as reported on the Nasdaq National Market, which was $2.305 per share.

================================================================================

                          INCORPORATION OF CONTENTS OF
                      REGISTRATION STATEMENT BY REFERENCE


     Nexell Therapeutics Inc. (the "Registrant") filed a Registration Statement on Form S-8 (Registration No. 333-33910) with the Securities and Exchange Commission (the "Commission") on April 3, 2000 covering, among other matters, the registration of 750,000 shares authorized for issuance under the Registrant's 1997 Incentive and Non-Incentive Stock Option Plan (the "1997 Plan"), and the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-40860) with the Commission on July 6, 2000 registering an additional 562,500 shares authorized under the 1997 Plan. An amendment to the 1997 Plan to increase the number of shares authorized under the 1997 Plan by an additional 950,000 shares was authorized by the Registrant's Board of Directors and was approved by the stockholders on June 21, 2001. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 950,000 shares authorized under the 1997 Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference. All share figures above reflect the Registrant's one-for-four reverse stock split of its Common Stock effected on June 15, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
                                EXPLANATORY NOTE

     Information required by Part I to be contained in the Section 10(a)prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Registrant heretofore filed with the Commission are hereby incorporated in this Registration Statement by reference:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (3) The Registrant's Current Report on Form 8-K filed with the Commission on June 14, 2001; and

     (4) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended to date
          (File No. 0-19153).

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the DGCL, the Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended, and its Bylaws provide for indemnification of its directors, officers, agents and employees to the fullest extent permissible under applicable law, and the Registrant has entered into indemnification agreements with its directors. The Registrant maintains policies of directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of 4 distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 29th day of June, 2001.

                              NEXELL THERAPEUTICS INC.


                              By:   /s/ William A. Albright, Jr.
                                 -------------------------------
                                    William A. Albright, Jr.
                                    Chief Executive Officer, President, Chief
                                    Financial Officer and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Dunning and William A. Albright, Jr. or either one of them acting alone, his true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 29th day of June, 2001, by the following persons in the capacities indicated.

         Signature                                 Title
         ---------                                 -----

/s/ Richard L. Dunning          Chairman of the Board
------------------------------
Richard L. Dunning

/s/ William A. Albright, Jr.    Director, Chief Executive Officer, President,
------------------------------  Chief Financial Officer and Treasurer
William A. Albright, Jr.        (Principal Executive, Financial and
                                Accounting Officer)

/s/ Daniel Levitt, M.D., Ph.D.  Director
------------------------------
Daniel Levitt, M.D., Ph.D.

/s/ Victor W. Schmitt           Director
------------------------------
Victor W. Schmitt

          Signature                               Title
          ---------                               -----

/s/ Eric A. Rose, M.D.          Director
------------------------------
Eric A. Rose, M.D.

/s/ Richard L. Casey            Director
------------------------------
Richard L. Casey

/s/ Joseph A. Mollica           Director
------------------------------
Joseph A. Mollica

/s/ C. Richard Piazza           Director
------------------------------
C. Richard Piazza

                               INDEX TO EXHIBITS

Exhibit
Number          Description                                                             Method of Filing
------          -----------                                                             ----------------
4.1             The Registrant's Amended and Restated Certificate of Incorporation      (incorporated by reference to Exhibit 4.1 to
                dated July 10, 1990, as amended to date.                                the Registrant's Registration Statement on
                                                                                        Form S-8 (Registration No. 333-40860) filed
                                                                                        with the Commission on July 6, 2000)

4.3             The Registrant's 1997 Incentive and Non-Incentive Stock Option Plan,    Filed herewith electronically
                as amended to date.

5.1             Opinion of Bryan Cave LLP.                                              Filed herewith electronically

23.1            Consent of KPMG LLP.                                                    Filed herewith electronically

23.2            Consent of Bryan Cave LLP.                                              (included in Exhibit 5.1)

24.1            Power of Attorney.                                                      (included on signature page of this
                                                                                        Registration Statement)

                                       7